                                                                    EXHIBIT 10.6

                      OPTION TO PURCHASE ASSETS AGREEMENT


OPTION TO PURCHASE ASSETS AGREEMENT made this 22 day of August, 1995 by and
                                              --
between BEBIG ISOTOPENTECHNIK UND UMWELTDIAGNOSTIK GMBH, a German corporation ("Bebig"), and NOVOSTE CORPORATION, a Florida corporation ("Novoste").

                                   RECITALS:

A.  Novoste develops medical devices.

B. Novoste has developed a catheter designed to inhibit or prevent the proliferative responses of a blood vessel or duct to interventional therapy (the "Restenosis Device").

C. Bebig manufactures radioactive sealed Strontium 90 sources (BEBIG product code SrO.SO3) usable in the Restenosis Device (the "Isotopes").

NOW THEREFORE, based on the foregoing and in consideration of the mutual obligations and covenants hereinafter set forth, the parties agree as follows:

1.  GRANT. Bebig hereby grants Novoste the option (the "Option") to acquire
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those of Bebig's assets (the "Assets") used or useful, now or at the time of exercise of the Option, in producing the Isotopes, including, without limitation, all tangible and intangible assets, machines, devices, instruments and components thereof that have been especially adapted for and predominantly used in the manufacturing of the Isotopes, intellectual properties related to the treatment of hyperplasia, know-how, facility layouts, tooling, drawings, engineering drawings, process instructions, quality assurance tests, inventory, materials, supplier lists, vendor lists and related items sufficient to enable Novoste to commence production of the Isotopes in the manner theretofore produced by Bebig.

2.  FEE. Novoste hereby pays Bebig a fee (the "Option Feel") of
    -----
one hundred thousand dollars ($100,000) for the Option, payable as follows:

     (a) Ninety thousand dollars ($90,000) upon the execution of this Agreement; and

     (b) Ten thousand dollars ($10,000) at the time of Bebig's delivery to Novoste of ten (10) trains of twelve (12) Isotopes each, which Isotopes shall conform to the specifications attached hereto as Schedule A and be fully paid
                                                 ----------
for upon receipt by Bebig of the entire Option Fee. Bebig shall use its best efforts to effect such delivery before December 31, 1995.
                                       ------------

3. TERM. The term of the Option (the "Option Period") shall commence on the date
   -----
hereof and expire seven (7) years herefrom, unless extended by mutual written agreement of the parties hereto or in the event of exercise of the Option by Novoste.

4.  EXERCISE.
    ---------

      (a) The Option may be exercised at any time during the Option Period by written notice from Novoste to Bebig specifying a date for closing the transaction (the "Closing Date"), which shall occur at least ninety (90) days but no more than two hundred seventy (270) days subsequent to the date of notice.

     (b) In the event Novoste exercises the Option as herein provided, the Option Fee shall serve as a credit towards the Purchase Price (as defined in Section 8).

     (c) In the event Novoste does not exercise the Option as provided herein, the option shall lapse and the Option Fee paid by Novoste shall be forfeited in favor of Bebig.

5.  PURCHASE OF ASSETS. Upon the exercise of the Option, and subject to all the
    -------------------
conditions herein and the performance by each of the parties hereto of their respective obligations hereunder, Novoste agrees to purchase from Bebig, and Bebig agrees to sell and deliver to Novoste, on the Closing Date, all of the Assets (the "Closing").

6.  NON-ASSUMPTION OF LIABILITIES. Novoste shall not assume, discharge or be
    ------------------------------
liable for any debts, liabilities or obligations of Bebig including, without limitation, any (a) liabilities or obligations of Bebig to its creditors or equity owners; (b) liabilities or obligations of Bebig with respect to any transactions; (c) taxes or other liabilities or obligations of Bebig incurred in connection with the grant of the Option or sale of the Assets pursuant to this Agreement; or (d) contingent liabilities or obligations of Bebig.

7.  FACILITATION. Appurtenant to the transfer of Assets contemplated herein as a
    -------------
"turnkey operation" and covered by the Purchase Price, Bebig shall assign such personnel bearing essential technical and operational expertise to spend up to three (3) months at Novoste (or its assignee or successor) facilitating the transfer of Assets and training personnel as to the operation of the Assets as an Isotope-producing business. Bebig shall also assign for up to three (3) months such personnel bearing essential administrative and regulatory expertise to guide Novoste (or its assignee or successor) in licensing and approval processes with which Bebig has relevant experience.


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

8.  PURCHASE PRICE.
    ---------------

     (a) The purchase price (the "Purchase Price") for the Assets to be acquired upon exercise of the Option shall be five million dollars ($5,000,000).

     (b) Novoste may pay fifty percent (50%) of the Purchase Price on the Closing Date by cashier's check and the balance in twelve (12) equal consecutive monthly installments. Said balance obligation shall be evidenced by Novoste's execution and delivering at the Closing of a Promissory Note (the "Purchase Note") in favor of Bebig, the first payment thereunder being due and payable thirty (30) days after the Closing Date and the remaining payments being due and payable on the next eleven (11) monthly anniversaries of the first payment.

9.  CLOSING AND CERTAIN RELATED MATTERS.
    ------------------------------------

     (a) The Closing shall take place at the principal office of Novoste at noon on the Closing Date.

     (b)  At the Closing Bebig shall deliver to Novoste:

         (i) such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer in form satisfactory to Novoste's counsel and containing full warranties of title, as shall be effective to vest in Novoste good, absolute and marketable title to the Assets, free and clear of all liens, charges, encumbrances and restrictions whatsoever; and

         (ii) all other data relating to the Assets and their operation.

     (c) Simultaneously with the delivery of the documents required by subsection (b) above and Section 7, Bebig shall take all such steps as may be requisite to put Novoste in actual possession, operation and control of the Assets.

     (d) All applicable sales, transfer, documentary, use, filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer and delivery of the Assets not to exceed one hundred thousand dollars ($100,000) shall be paid by Bebig subject to its right in good faith to contest the validity or amount thereof by proper proceedings at its expense.

     (e) From time to time through the first anniversary of the Closing, at the request and expense of Novoste Bebig shall execute and deliver to Novoste such other instruments of conveyance and transfer and take such other action as Novoste may reasonably require more effectively to convey, transfer to and vest in Novoste, and to put Novoste in possession of, the Assets.

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

10.  REPRESENTATIONS AND WARRANTIES OF BEBIG. Bebig hereby represents and
     ----------------------------------------
warrants to Novoste as follows:

     (a) Bebig is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Germany and has all requisite power and authority to carry on its business as it is presently being conducted, to enter into this Agreement and to carry out and perform the provisions hereof.

     (b)  During the Option Period Bebig shall not:

          (i) mortgage, pledge, subject to lien, charge or encumbrance or grant a security interest in any of the Assets; or

         (ii) cancel any debt or claim or sell or transfer any of the Assets, except in the ordinary course of business.

     (c) There are no actions, suits or proceedings pending or threatened against Bebig that could materially adversely affect any of its properties or rights, at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, nor is Bebig or any of its officers or directors aware of any facts which to its or their knowledge might result in any such action, suit or proceeding. Bebig is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality by which it is bound.

     (d) Bebig is not in violation of any material term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, statute, rule or regulation by which it is bound. The execution and delivery of and performance and compliance with the provisions of this Agreement will not result in the violation of or be in conflict with or constitute a default under any such provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the Assets.

     (e) The granting of the Option and the related potential transfer of the Assets have been approved and consented to by the Board of Directors of Bebig and by the requisite number of holders of its outstanding capital stock and all action required by any applicable law or otherwise by the owners of Bebig with regard to such transfer of assets by Bebig has been appropriately authorized.

     (f) Bebig has good, absolute and marketable title to the Assets, not subject to any lease, mortgage, pledge, lien, charge, security interest, encumbrance or restriction whatsoever. The Assets are in good condition and repair.

     (g) Bebig has no knowledge of any claim or reason to believe that it is or may be infringing or otherwise acting ad-

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

versely to the rights of any person under or in respect of any patent, trademark, service mark, trade name, copyright, license or other similar intangible right. Bebig is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of or other claimant to any patent, trademark, trade name, copyright or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise.

11.  CASUALTY LOSSES. If, prior to any transfer of Assets hereunder,
     -----------------
substantially all of the Assets shall be destroyed or damaged or lost by fire or other casualty, then Novoste shall be entitled to receive a refund of the Option Fee. If less than a substantial part of the Assets are so damaged or destroyed, Novoste shall be entitled to a proportionate reduction in the Purchase Price unless reconstruction or replacement is promptly effected by Bebig. If the parties are unable to agree on the amount of such loss, the same shall be ascertained and determined by appraisal made by three (3) appraisers, one (1) of whom shall be appointed by each party and the third by the two (2) so chosen.

12.  Conduct of Business.  During the Option Period, Bebig will carry on its
     -------------------
business in the usual and ordinary manner and will not enter into any unusual contracts or make any unusual commitments affecting the Assets beyond the Closing Date without the express written prior consent of Novoste.

13.  Representations and Warranties of Novoste.  Novoste hereby represents and
     -----------------------------------------
warrants to Bebig as follows:

     (a) Novoste is duly organized, validly existing and in good standing under the laws of the State of Florida and has been duly authorized and empowered to execute, deliver and perform any documents or obligations contemplated herein in connection with the purchase of the Assets hereunder.

     (b) Neither the execution of any of such documents nor the performance of any of the obligations contemplated therein will constitute a default under or conflict with or result in a breach or violation of the terms, conditions or provisions of any agreement, contract, instrument, law, order, judgment, decree, award, ordinance, regulation, rule or other legal restriction to which Novoste is or at the Closing will be a party or by which any of its properties is or will then be bound.

     (c) Novoste shall execute the Purchase Note, a security agreement and any other documents reasonably requested by Bebig's counsel to complete its acquisition of the Assets should it exercise the Option.

     (d) All agreements and documents, when executed and delivered by Novoste, shall constitute valid and legally binding obligations enforceable in accordance with their respective terms.

     (e) Novoste shall obtain all licenses and permits required in order to acquire the Assets.

14.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and
     ------------------------------------------
warranties contained in and made pursuant to this Agreement shall survive until the first anniversary of the termination of the Option Period.

15.  BROKERAGE.  Bebig and Novoste represent and agree that they have dealt
     ----------
with no broker or finder in connection with the transactions contemplated hereby. Bebig and Novoste each agrees to indemnify the other from any damage, liability or expense which either may suffer as a result of any claim of a broker or finder with whom it is determined that the other party has dealt in contravention of its respective representation.

16.  INDEMNIFICATION.
     ----------------

     (a) Bebig shall, and hereby agrees to, indemnify and hold Novoste harmless against and in respect of any damages, as hereinafter defined, resulting to Novoste from:

          (i) any inaccurate representation or warranty made by Bebig in or under this Agreement;

          (ii) breach or default in the performance by Bebig of any of the covenants to be performed by it hereunder; and

          (iii) any debts, liabilities or obligations of Bebig, whether accrued, absolute, contingent or otherwise, due or to become due, existing on the Closing Date that encumber or may encumber the Assets.

     (b) Novoste shall, and hereby agrees to, indemnify and hold Bebig harmless against and in respect of any damages, as hereinafter defined, resulting to Bebig from:

          (i) any inaccurate representation or warranty made by Novoste in or under this Agreement; or

          (ii) breach or default in the performance by Novoste of any of the covenants to be performed by it hereunder.

     (c) "Damages" as used herein shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof.

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

     (d) Each of the parties hereto agrees that promptly upon receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, with respect to any matter as to which the other has agreed to indemnify it under the provisions of this Agreement, the party receiving such notice (the "Indemnified Party") shall give prompt notice thereof in writing to the other (the "Indemnifying Party") together, in each instance, with a statement of such information respecting such demand, assertion, claim, action or proceeding as the Indemnified Party shall then have. The Indemnifying Party reserves the right to contest and defend by all appropriate legal or other proceedings any demand, assertion, claim, action or proceeding with respect to which it has been called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that:

          (i) notice of the intention to contest shall be delivered to the Indemnified Party within five (5) business days from the date of receipt by the Indemnifying Party of notice of the assertion of such demand, assertion, claim, action or proceeding;

          (ii) the Indemnifying Party shall pay all costs and expenses of such contest, including all attorneys' and accountants' fees and the cost of any bond required by law to be posted in connection with such contest; and

         (iii) such contest shall be conducted by reputable attorneys employed by the Indemnifying Party at its cost and expense, but the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing, at its own cost and expense.

If after such opportunity, the Indemnifying Party does not elect to contest, or does not contest, in any such proceedings, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party, including without limitation any out-of-court settlement or compromise.

If the Indemnifying Party elects to contest any demand, assertion or claim, it shall not be obligated to make any payments to the Indemnified Party with respect thereto until the legal remedies available to either party, as the case may be, with respect to such demand, assertion or claim shall have been exhausted.

If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party in contesting any demand, assertion or claim which the Indemnifying Party elects to contest, or, if appropriate, in the making of any counterclaim or demand against the person asserting such demand, assertion or claim or any cross-complaint against any person; but the Indemnifying Party shall reimburse the Indemnified Party for any expen-ses incurred by the Indemnified Party in so cooperating with the Indemnified Party. If such counterclaim or cross-complaint results in receipt by the Indemnified Party of amounts in excess of the amount which is subject to any such demand, assertion or claim, such excess shall first be applied to the payment of the reasonable costs and expenses of the Indemnifying Party incurred in connection with such contest, counterclaim or cross-complaint, and the balance retained by the Indemnified Party.

17.  Miscellaneous.
     -------------

     (a) This Agreement may be amended or modified at any time and in all respects by an instrument in writing executed by Novoste and Bebig.

     (b) Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to:

          To Bebig:   Bebig Isotopentechnik Und
                        Umweltdiagnostik GmbH
                      Robert - Rossle - Str.10
                      D-13125 Berlin, Germany
                      Attn:  Andreas Eckert

          To Novoste: Novoste Corporation
                      4350-C International Blvd.
                      Norcross, GA 30093-3027
                      Attn: Thomas D. Weldon

or to such other address as shall be furnished in writing by a party to the other and shall be deemed to have been given as of the date so personally delivered or three (3) days after being deposited in the United States mail, postage pre-paid, as the case may be.

     (c) It is the intention of the parties that the laws of the State of Florida, both substantive and remedial, should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     (d) Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     (f) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, Bebig and Novoste and their successors and valid assigns.

     (g) This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein.

     (h) Bebig may not assign this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Witnesses:  BEBIG GMBH                   BEBIG ISOTOPENTECHNIK UND
       ISOTOPENTECHNIK UND                 UMWELTDIAGNOSTIK GMBH
        UMWELTDIAGNOSTIK
       ROBERT-ROSSLE-STR. 10
        13125 Berlin-Buch                By:  /s/ Andreas Eckert
- --------------------------------             -------------------------------
                                              Andreas Eckert


                                         NOVOSTE CORPORATION


                                         By:  /s/ Thomas D. Weldon
                                             -------------------------------
                                              Thomas D. Weldon



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